SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement            |_| Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))

|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Physician Healthcare Plan of New Jersey, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |_| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A
         (2) Aggregate number of securities to which transaction applies: N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The underlying value of the transaction is the purchase price of the assigned contracts, described herein, calculated as follows:

         (1) the greater of $1,000,000 or $300x number of HMO members on date of closing, plus (2) $10x number of HCPC members on first anniversary of closing.

          On the date of this filing the Company has 6,257 HMO members and 50,000 HCPC members.

                      $300 X   6,257   =        $1,877,100
             plus     $ 10 X  50,000   =        $  500,000
                                                ----------
                                                $2,377,100

         (4) Proposed maximum aggregate value of transaction: $2,377,100 (based on data available on date of filing)
         (5) Total fee paid: $475.42

         |X| Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid: $____________________________________
         (2) Form, Schedule or Registration Statement no: ________________
         (3) Filing Party: _______________________________________________
         (4) Date filed: _________________________________________________



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                     FORM OF ADDITIONAL SOLICITING MATERIAL
                           FOR THE LETTERHEAD OF PHPNJ

                                October 20, 1997

Name and Address

Dear Dr. __________:

         I invite you to join me and ___________ on _____________, 1997 at ____
a.m./p.m. for a special presentation by representatives of HMO Blue.

         As you know, PHPNJ's Board of Directors has signed a definitive agreement with HMO Blue whereby, subject to regulatory and stockholder approval, HMO Blue will assume the HMO and PPO operations of PHPNJ. After several months of due diligence and consideration of several proposals with the assistance of our financial advisors, the Board of Directors determined that the proposal offered by HMO Blue was the best of the available alternatives.

         Given the low membership in PHPNJ plans, PHPNJ cannot long sustain itself at the rate at which funds are required to pay expenses and claims liabilities. The Board believes that the proposed transaction with HMO Blue helps PHPNJ meet its obligations and preserve its cash to the greatest extent possible so there is a greater possibility of some funds being available for distribution to stockholders when PHPNJ finally winds- up its operations.

         In addition to preserving cash, the terms of the proposed transaction with HMO Blue permit PHPNJ to have up to 140 physicians from the PHPNJ community on various HMO Blue specialty panels. PHPNJ physicians will also be appointed to certain committees of HMO Blue and Blue Cross Blue Shield of New Jersey, Inc., and a PHPNJ nominee will be appointed to the Board of HMO Blue's parent company. We feel that this substantial representation will help keep alive PHPNJ's philosophy of physician directed managed care.

         The other proposals considered by the Board raised significant uncertainties concerning value, continued physician involvement and other issues. We believe none presented the possibilities which an alliance between PHPNJ physicians and the major health care insurer in the State holds in this period of great change and even greater evolution of managed care in New Jersey, and we look forward to discussing this with you at our meeting with HMO Blue.

         I hope that you will be able to attend our meeting on _____________, 1997. Please contact ________________ at _____________ to respond to this invitation.

         Enclosed is a preliminary proxy statement which has been filed with the Securities and Exchange Commission. Please note that we do not seek a proxy at this time, and will not do so until we mail you a final proxy statement and proxy card. Please note also that the October 30, 1997 date for the special stockholders meeting, referenced in the proxy statement, will be changed to a date several weeks later.

                                       Very truly yours,


                                       Joseph D. Billotti, M.D.
                                       Chairman